Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant To
                               Section 13 or 15(d)
                     Of The Securities Exchange Act of 1934

Date of Report:  September 10, 2001

                      Taurus Entertainment Companies, Inc.
             (Exact Name of Registrant As Specified in Its Charter)

             Colorado                    000-08835               84-0736215
   (State Or Other Jurisdiction    (Commission File Number)    (IRS Employer
Of Incorporation Or Organization)                            Identification No.)

                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 820-1181
              (Registrant's Telephone Number, Including Area Code)

Item  5.     Other Events

     Eric Langan, our President and Director, was charged by a Mobile, Alabama circuit court on charges related to a tanning salon that Mr. Langan previously owned and sold more than five years ago. The charges are completely and totally unrelated to our operations or activities, or Mr. Langan's relationship as our President and Director. The charges relate to a recently enacted statute in Alabama aimed at the adult entertainment business. The charges allege that Mr. Langan owned, had an interest in or was in control of, the tanning salon in Alabama where the State alleges that nudity occurred in violation of Section 13A-12-200.11 of the Code of Alabama. The charges are in connection with acts that purportedly occurred in January 2001 and March 2001, more than five years after Mr. Langan sold the tanning salon business. Mr. Langan, who has not been in Mobile, Alabama for more than five years, stated that, "These charges are wholly without merit and I intend to aggressively and vigorously defend myself against these charges. I am confident that I will be completely vindicated in this matter."

     This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could affect our future results include the risks and uncertainties as to our future operational and financial results, the laws governing the operation of adult entertainment businesses, competitive factors, dependence on key personnel, and the ability to manage operations. We have no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Taurus Entertainment Companies, Inc.


                                           -------------------------------------
                                           /s/     Eric  Langan
Date:  September 17, 2001                          Eric  Langan
                                                   President  and
                                                   Chief Accounting Officer


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